Exhibit 99.1

Citizens Financial Group, Inc. Reports Fourth Quarter Net Income of

$456 million and EPS of $0.99

Underlying net income of $480 million and EPS of $1.04*

2020 net income of $1.1 billion and EPS of $2.22, $2.41 on an Underlying basis

2020 Record pre-provision profit up 10%, up 12% on an Underlying basis

2020 Positive operating leverage of 2.7%, 4.1% on an Underlying basis

CET1 ratio increases to 10.0%

Board of Directors approves $750 million Common Stock Repurchase Program

PROVIDENCE, RI (January 20, 2021) Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today reported fourth quarter net income of $456 million, compared with $450 million in fourth quarter 2019, with EPS of $0.99, compared with $0.98 in fourth quarter 2019. Fourth quarter 2020 Return on Average Tangible Common Equity (“ROTCE”) of 12.2% compares with 12.4% in fourth quarter 2019 and 8.3% in third quarter 2020. Full year 2020 net income available to common stockholders of $950 million compares with $1.7 billion in 2019, and EPS of $2.22, which compares with $3.81 in 2019. 2020 ROTCE of 6.93% compares with 12.6% in 2019.

On an Underlying basis, which excludes a net $24 million after-tax reduction, or $(0.05) per share, of notable items, fourth quarter 2020 net income available to common stockholders is $448 million which compares with $431 million in fourth quarter 2019 and $313 million in third quarter 2020. Underlying EPS of $1.04 per share compares with $0.99 in fourth quarter 2019 and $0.73 in third quarter 2020. Underlying fourth quarter 2020 ROTCE of 12.9% compares with 12.5% in fourth quarter 2019 and 9.0% in third quarter 2020. Tangible book value per common share of $32.72 compares with $32.08 for fourth quarter 2019 and $32.24 for third quarter 2020. Full-year 2020 Underlying net income available to common shareholders of $1.0 billion, which excludes a net $83 million after-tax reduction, or $(0.19) per share, of notable items, compares with $1.7 billion in 2019. 2020 diluted EPS of $2.41 compares with $3.84 in 2019. Underlying full year 2020 ROTCE of 7.5% compares with 12.8% in 2019. 2020 net reserve build of $923 million impacted ROTCE by 5.4%.

Citizens remains strongly capitalized and maintains ample liquidity to assist customers in navigating these challenging times. At December 31, 2020, the common equity tier 1 (“CET1”) capital ratio increased to 10.0%, the spot loan-to-deposit ratio was 83.6%, or 80.9% excluding U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans, and the liquidity coverage ratio was fully compliant. At December 31, 2020, the allowance for loans and unfunded loan commitments credit losses (“ACL”) was $2.7 billion and the ACL to loans ratio was 2.17%, or 2.24% excluding PPP loans.

*

References in this release to “Underlying” results exclude notable items and are Non-GAAP Financial Measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis. Additional information regarding the impact of notable items and Acquisitions on our results is described in this release. Please see the end of this release for important information on our use of Non-GAAP Financial Measures, and their reconciliation to GAAP financial measures. References in this release to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share. References to consolidated and/or commercial loans, loan growth, nonaccrual loans and allowance for loan losses include leases. The “Company” refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens Financial Group, Inc.

“Citizens was able to meet the unique challenges present in 2020 and demonstrate the diversification and resilience of our business model,” said Chairman and CEO Bruce Van Saun. “Fourth quarter results highlight strong return on capital as credit costs normalize. Our capital and credit allowance position remains strong, giving us confidence that we can meet loan demand while also increasing return of capital to our shareholders. I’d like to thank our colleague base for rising to the occasion in 2020 and delivering well for our customers and stakeholders. We feel we are well positioned to benefit from economic recovery in 2021.”

Citizens announced today that its board of directors declared a first quarter 2021 common stock dividend of $0.39 per share. The dividend is payable on February 17, 2021 to shareholders of record at the close of business on February 3, 2021.

Citizens also announced today that its board of directors authorized the company to repurchase up to $750 million of its outstanding common stock beginning in first quarter 2021. CFG’s common stock repurchases may be executed in the open market or in privately negotiated transactions, including under Rule 10b5-1 plans and accelerated share repurchase and other structured transactions. The timing and exact amount of common stock repurchases will be subject to various factors, including the company’s capital position, financial performance, capital impacts of strategic initiatives, market conditions and regulatory considerations.

Fourth quarter 2020 vs. third quarter 2020

Key highlights

•

Revenue of $1.7 billion was down 5%, reflecting slightly lower net interest income and lower noninterest income, which was down 12% from a record third quarter despite record results in capital markets, as mortgage margins began to normalize from record third quarter levels.

•	Results reflect an efficiency ratio of 59.3%; Underlying efficiency ratio of 56.8% reflects well-controlled expenses.

•	Provision for credit losses of $124 million was primarily associated with reserves for new loan originations. Net charge-offs decreased 13% to $190 million, or 61 basis points of average loans.

•	ROTCE of 12.2% increased 387 basis points, with Underlying ROTCE of 12.9% up 389 basis points.

•	Average loan-to-deposit ratio of 85.0%, or 81.9% excluding PPP loans, compares with 88.4% in third quarter 2020, given continued deposit growth.

•

Allowance coverage for loans of 2.17%, or 2.24% excluding PPP loans compares with 2.21% and 2.29%. Nonaccrual loans decreased $258 million as the nonaccrual loans to loans ratio of 0.83% improved from 1.03% as of September 30, 2020, and allowance coverage of nonaccrual loans of 262% increased from 214% as of September 30, 2020.

•	Capital remains strong, with the CET1 ratio increasing to 10.0% from 9.8% at September 30, 2020.

•	Tangible book value per common share of $32.72 compares with $32.24 at September 30, 2020, up 1%.

•	During fourth quarter 2020, Citizens paid $168 million in dividends to common shareholders.

Fourth quarter 2020 vs. fourth quarter 2019

Key highlights

•	Revenue of $1.7 billion increased 4%, reflecting higher noninterest income, up 17% given strength in mortgage and record capital markets, partially offset by lower net interest income, down 1%.

•

Generated positive operating leverage of 1.7% with efficiency ratio of 59.3%. Underlying efficiency ratio of 56.8%, and Underlying positive operating leverage of 2.1% reflects continued strong focus on top-line growth and expense management.

Citizens Financial Group, Inc.

•	Provision for credit losses of $124 million compares with $110 million in fourth quarter 2019.

•	ROTCE of 12.2% compares with 12.4%, while Underlying ROTCE of 12.9% compares with 12.5% for fourth quarter 2019.

•	Average deposits increased $19.6 billion, or 16%, as a result of government stimulus benefiting consumers and small businesses and commercial clients building liquidity given COVID-19 disruption.

•	Average loan-to-deposit ratio of 85.0%, or 81.9% excluding PPP loans, compares with 94.6% in fourth quarter 2019.

•

Allowance coverage for loans of 2.17%, or 2.24% excluding PPP loans, compares with 1.09% as of December 31, 2019, reflecting the first quarter 2020 implementation of CECL and the subsequent reserve increases in the second and third quarter 2020 primarily associated with COVID-19 impacts.

•

Nonaccrual loans increased by $316 million, primarily due to COVID-19 impacts, with nonaccrual loans to loans ratio of 0.83% higher than the 0.59% as of December 31, 2019, and allowance coverage of nonaccrual loans of 262% up from 184% as of December 31, 2019.

•	Tangible book value per share of $32.72, up 2%.

2020 vs. 2019

Key Highlights

•

Record total revenue of $6.9 billion increased $414 million, or 6%, as a 24% increase in noninterest income, given record results across mortgage, capital markets and wealth, was partially offset by a 1% decrease in net interest income on lower rates.

•	Record pre-provision profit, up 10%; up 12% on an Underlying basis.

•

Efficiency ratio improved 148 basis points to 57.8%, generating positive operating leverage of 2.7%. On an Underlying basis, the efficiency ratio improved 224 basis points to 56.0%, with positive operating leverage of 4.1% reflecting continued focus on top-line growth and expense management.

•

ROTCE of 6.9%; Underlying ROTCE of 7.5% compares with 12.6% and 12.8% in 2019 given the implementation of CECL and reserve increases tied to COVID-19 impacts. Reserve build in 2020 of $923 million impacted ROTCE by 5.4%.

•	Average loans of $124.5 billion increased $6.6 billion, or 5.6%, as a result of government programs like PPP and increased demand in education and point-of-sale financing.

•

Average deposits of $138.7 billion increased $15.4 billion, or 13%, as a result of government stimulus benefiting consumers and small businesses and commercial clients building liquidity given COVID-19 disruption.

•	The average loan-to-deposit ratio improved to 89.8%, or 87.5% excluding PPP loans, from 95.6%; period-end loan-to-deposit ratio improved to 83.6%, or 80.9% excluding PPP loans, from 95.0%.

Citizens Financial Group, Inc.

Earnings highlights:

	Quarterly Trends									Full Year
				4Q20 change from								2020 change from 2019
($s in millions, except per share data)	4Q20	3Q20	4Q19	3Q20			4Q19			2020	2019
				$/bps		%	$/bps		%	$	$	$
Earnings
Net interest income	$1,129	$1,137	$1,143	$(8)		(1)%	$(14)		(1)%	$4,586	$4,614	$(28)
Noninterest income	578	654	494	(76)		(12)	84		17	2,319	1,877	442
Total revenue	1,707	1,791	1,637	(84)		(5)	70		4	6,905	6,491	414
Noninterest expense	1,012	988	986	24		2	26		3	3,991	3,847	144
Pre-provision profit	695	803	651	(108)		(13)	44		7	2,914	2,644	270
Provision for credit losses	124	428	110	(304)		(71)	14		13	1,616	393	1,223

Net income	456	314	450	142		45	6		1	1,057	1,791	(734)
Preferred dividends	32	25	23	7		28	9		39	107	73	34
Net income available to common stockholders	$424	$289	$427	$135		47%	$(3)		(1)%	$950	$1,718	$(768)

After-tax notable Items	24	24	4	—		—	20		NM	83	17	66

Underlying net income	$480	$338	$454	$142		42%	$26		6%	$1,140	$1,808	$(668)
Underlying net income available to common stockholders	$448	$313	$431	$135		43%	$17		4%	$1,033	$1,735	$(702)

Average common shares outstanding
Basic (in millions)	427.1	426.8	434.7	0.2		—	(7.6)		(2)	427.1	449.7	(22.7)
Diluted (in millions)	428.9	428.0	436.5	0.9		—	(7.6)		(2)	428.2	451.2	(23.1)
Diluted earnings per share	$0.99	$0.68	$0.98	$0.31		46%	$0.01		1%	$2.22	$3.81	$(1.59)

Underlying diluted earnings per share	$1.04	$0.73	$0.99	$0.31		42%	$0.05		5%	$2.41	$3.84	$(1.43)

Performance metrics
Net interest margin	2.75%	2.82%	3.04%	(7	) bps		(30	) bps		2.88%	3.14%	(26	) bps
Net interest margin, FTE	2.75	2.83	3.06	(8)			(31)			2.89	3.16	(27)
Effective income tax rate	20.2	16.1	16.8	406			340			18.5	20.4	(189)
Efficiency ratio	59	55	60	410			(100)			58	59	(148)
Underlying efficiency ratio	57	53	58	339			(119)			56	58	(224)
Return on average common equity	8.2	5.6	8.3	260			(10)			4.6	8.5	(380)
Return on average tangible common equity	12.2	8.3	12.4	387			(19)			6.9	12.6	(571)
Underlying return on average tangible common equity	12.9	9.0	12.5	389			40			7.5	12.8	(523)
Return on average total assets	1.00	0.70	1.08	30			(8)			0.60	1.10	(50)
Underlying return on average total tangible assets	1.10%	0.79%	1.14%	31	bps		(4	) bps		0.67%	1.16%	(49	) bps
Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.0%	9.8%	10.0%
Total capital ratio	13.4	13.3	13.0
Tier 1 leverage ratio	9.4	9.5	10.0
Allowance for credit losses to loans and leases	2.17%	2.21%	1.09%	(4	) bps		108	bps
Asset quality(2)
Nonaccrual loans and leases to loans and leases	0.83%	1.03%	0.59%	(20	) bps		24	bps
Allowance for credit losses to nonaccrual loans and leases	262	214	184	NM			NM
Net charge-offs as a % of average loans and leases	0.61%	0.70%	0.41%	(9	) bps		20	bps		0.56%	0.36%	20	bps

1)	Current reporting-period regulatory capital ratios are preliminary.
2)	Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends							Full Year
				4Q20 change from						2020 Change
($s in millions, except per share data)	4Q20	3Q20	4Q19	3Q20		4Q19		2020	2019	from 2019
Net interest income	$1,129	$1,137	$1,143	(1)%		(1)%		$4,586	$4,614	(1)%
Noninterest income	578	654	494	(12)		17		2,319	1,877	24%
Total revenue	$1,707	$1,791	$1,637	(5)%		4%		$6,905	$6,491	6%

Noninterest expense	1,012	988	986	2		3		3,991	3,847	4
Notable items	42	31	37	35		14		125	68	84
Underlying noninterest expense	$970	$957	$949	1%		2%		$3,866	$3,779	2%
Underlying pre-provision profit	737	834	688	(12)		7		3,039	2,712	12
Provision for credit losses	124	428	110	(71)		13		1,616	393	NM
Net income available to common stockholders	424	289	427	47		(1)		950	1,718	(45)
Underlying net income available to common stockholders	448	313	431	43		4		1,033	1,735	(40)
Performance metrics
Diluted EPS	$0.99	$0.68	$0.98	46%		1%		$2.22	$3.81	(42)%
Underlying EPS	$1.04	$0.73	$0.99	42%		5%		$2.41	$3.84	(37)%
Efficiency ratio	59%	55%	60%	410	bps	(100	) bps	58%	59%	(148	) bps
Underlying efficiency ratio	57	53	58	339		(119)		56	58	(224)
Return on average tangible common equity	12.2	8.3	12.4	387		(19)		6.93	12.6	(571)
Underlying return on average tangible common equity	12.9%	9.0%	12.5%	389	bps	40	bps	7.53%	12.8%	(523	) bps
Operating leverage				(7.1)%		1.7%				2.7%
Underlying operating leverage				(6.0)%		2.1%				4.1%

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20			4Q19
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,125	$1,157	$1,335	$(32)		(3)%	$(210)		(16)%
Investment securities	121	121	159	—		—	(38)		(24)
Interest-bearing deposits in banks	3	2	7	1		50	(4)		(57)

Total interest income	$1,249	$1,280	$1,501	$(31)		(2)%	$(252)		(17)%

Interest expense:
Deposits	$69	$89	$263	$(20)		(22)%	$(194)		(74)%
Short-term borrowed funds	1	—	2	1		100	(1)		(50)
Long-term borrowed funds	50	54	93	(4)		(7)	(43)		(46)

Total interest expense	$120	$143	$358	$(23)		(16)%	$(238)		(66)%

Net interest income	$1,129	$1,137	$1,143	$(8)		(1)%	$(14)		(1)%

Net interest margin, FTE	2.75%	2.83%	3.06%	(8	)bps		(31	)bps

Fourth quarter 2020 vs. third quarter 2020

Net interest income of $1.1 billion decreased 1% given lower asset yields and lower loan balances, largely in commercial driven by line of credit repayments and payoffs outpacing originations, partially offset by improved funding mix and lower deposit costs.

•

Net interest margin of 2.75% decreased 8 basis points reflecting a 9 basis point impact from elevated cash balances given strong deposit flows. Results also include lower earning-asset yields that were partially offset by the impact of disciplined deposit pricing actions, improved funding mix and the start of PPP forgiveness. Interest-bearing deposit costs decreased 8 basis points.

•	Excluding the impact of elevated cash balances, net interest margin would have been approximately 2.92% for fourth quarter 2020 and 2.91% for third quarter 2020.

Fourth quarter 2020 vs. fourth quarter 2019

Net interest income of $1.1 billion decreased 1% as 10% growth in interest-earning assets, including the addition of PPP loans, and improvements in funding mix and deposit pricing were more than offset by the lower rate and challenging yield curve environment.

•

Net interest margin of 2.75% decreased 31 basis points, primarily reflecting the impact of lower interest rates (29 basis points) and elevated cash balances (17 basis points) given strong deposit flows, partially offset by improved funding mix and deposit pricing (19 basis points). Interest-bearing deposit costs decreased 82 basis points, reflecting strong pricing discipline.

Citizens Financial Group, Inc.

Noninterest Income				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20		4Q19
				$	%	$	%
Mortgage banking fees	$193	$287	$80	$(94)	(33)%	$113	141%
Service charges and fees	104	97	128	7	7	(24)	(19)
Capital markets fees	88	58	66	30	52	22	33
Card fees	56	57	64	(1)	(2)	(8)	(13)
Trust and investment services fees	52	53	52	(1)	(2)	—	—
Letter of credit and loan fees	38	37	35	1	3	3	9
Foreign exchange and interest rate products	35	27	49	8	30	(14)	(29)
Securities gains, net	—	1	4	(1)	(100)	(4)	(100)
Other income(1)	12	37	16	(25)	(68)	(4)	(25)

Noninterest income	$578	$654	$494	$(76)	(12)%	$84	17%

1)	Other income includes bank-owned life insurance and other income.

Fourth quarter 2020 vs. third quarter 2020

Noninterest income of $578 million decreased $76 million, or 12%, from the $654 million record in third quarter 2020.

•

Mortgage banking fees declined 33% from record levels given lower gain-on-sale margins reflecting an increase in industry capacity, and lower mortgage servicing rights hedging results. Production volumes remained near record levels.

•	Several categories saw growth:

•	Record capital markets fees were up 52%, driven by higher M&A advisory and loan syndication fees.

•	Foreign exchange and interest rate products revenue was up 30%, reflecting higher customer activity levels tied to increased variable rate loan originations.

•	Service charges and fees were up 7%, given continued recovery from COVID-19 impacts.

•	Other income declined from a third quarter 2020 level that included a gain on sale of education loans.

Fourth quarter 2020 vs. fourth quarter 2019

Noninterest income of $578 million increased $84 million, or 17%, reflecting:

•	Strong growth in mortgage banking fees, up $113 million, driven by higher production volumes and gain-on-sale margins.

•	Record capital market fees, up 33%, reflect an increase in M&A advisory and loan syndication fees.

•

These results were partially offset by lower service charges and fees, and card fees reflecting COVID-19 impacts, and lower foreign exchange and interest rate products revenue reflecting lower loan originations, less volatility and smaller CVA benefit.

Citizens Financial Group, Inc.

Noninterest Expense				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20		4Q19
				$	%	$	%
Salaries and employee benefits	$537	$524	$502	$13	2%	$35	7%
Equipment and software expense	141	149	133	(8)	(5)	8	6
Outside services	148	139	142	9	6	6	4
Occupancy	84	81	88	3	4	(4)	(5)
Other operating expense	102	95	121	7	7	(19)	(16)

Noninterest expense	$1,012	$988	$986	$24	2%	$26	3%

Notable items	$42	$31	$37	$11	35%	$5	14%

Underlying, as applicable
Salaries and employee benefits	$519	$511	$496	$8	2%	$23	5%
Equipment and software expense	140	148	130	(8)	(5)	10	8
Outside services	131	123	122	8	7	9	7
Occupancy	78	80	80	(2)	(3)	(2)	(3)
Other operating expense	102	95	121	7	7	(19)	(16)

Underlying noninterest expense	$970	$957	$949	$13	1%	$21	2%

Fourth quarter 2020 vs. third quarter 2020

Noninterest expense of $1.0 billion increased $24 million, or 2%. On an Underlying basis, noninterest expense of $970 million increased 1% reflecting higher compensation expense and outside services tied to strong Consumer-related volumes and seasonal impacts, partially offset by continued expense discipline.

The effective tax rate was 20.2%. On an Underlying basis, the effective tax rate of 21.7% compares with 16.8%, which reflected the greater impact of tax-advantaged investments given lower pre-tax income.

Fourth quarter 2020 vs. fourth quarter 2019

Noninterest expense of $1.0 billion increased $26 million, or 3%. Underlying noninterest expense of $970 million was up 2% given strong expense discipline and benefit of the TOP program. Increases in compensation expense, reflecting strong mortgage production volumes, higher equipment and software expense, given continued investments in technology, and higher outside services largely tied to growth initiatives, were partially offset by a decrease in other operating expense, given lower travel and advertising costs.

On an Underlying basis, the effective tax rate of 21.7% compares with 21.5%.

Consolidated balance sheet review(1)				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20			4Q19
				$/bps		%	$/bps		%
Total assets	$183,349	$179,228	$165,733	$4,121		2%	$17,616		11%
Total loans and leases	123,090	124,071	119,088	(981)		(1)	4,002		3
Total loans held for sale	4,003	3,714	3,330	289		8	673		20
Deposits	147,164	142,921	125,313	4,243		3	21,851		17
Stockholders’ equity	22,673	22,469	22,201	204		1	472		2
Stockholders’ common equity	20,708	20,504	20,631	204		1	77		—
Tangible common equity	$13,979	$13,771	$13,893	$208		2%	$86		1%
Loan-to-deposit ratio (period-end)(2)	83.6%	86.8%	95.0%	(317	)bps		(1,139	)bps
Loans to deposit ratio (average)(2)	85.0	88.4	94.6	(337)			(964)
Common equity tier 1 capital ratio(3)	10.0	9.8	10.0
Total capital ratio(3)	13.4%	13.3%	13.0%

1)	Represents period end unless otherwise noted.
2)	Excludes loans held for sale.
3)	Current reporting period regulatory capital ratios are preliminary.

Fourth quarter 2020 vs. third quarter 2020

Total assets of $183.3 billion at December 31, 2020, increased $4.1 billion, reflecting a $4.1 billion increase in the investment portfolio given higher cash balances, partially offset by a $692 million decrease in loans and loans held for sale, reflecting commercial line of credit repayments and overall payoffs outpacing originations.

Fourth quarter 2020 vs. fourth quarter 2019

Total assets of $183.3 billion at December 31, 2020, increased $17.6 billion, or 11%, reflecting a $4.7 billion increase in loans and loans held for sale, largely driven by $4.1 billion of PPP loans to business customers. Results also reflect a $11.7 billion increase in the investment portfolio given higher cash balances from strong deposit flows.

Interest-earning assets				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20		4Q19
				$	%	$	%
Period-end interest-earning assets
Investments and interest-bearing deposits	$38,849	$34,764	$27,177	$4,085	12%	$11,672	43%
Commercial loans and leases	60,793	62,362	57,538	(1,569)	(3)	3,255	6
Retail loans	62,297	61,709	61,550	588	1	747	1
Total loans and leases	123,090	124,071	119,088	(981)	(1)	4,002	3
Loans held for sale, at fair value	3,564	3,587	1,946	(23)	(1)	1,618	83
Other loans held for sale	439	127	1,384	312	246	(945)	(68)
Total loans and leases and loans held for sale	127,093	127,785	122,418	(692)	(1)	4,675	4

Total period-end interest-earning assets	$165,942	$162,549	$149,595	$3,393	2%	$16,347	11%

Average interest-earning assets
Investments and interest-bearing deposits	$36,777	$30,908	$27,280	$5,869	19%	$9,497	35%
Commercial loans and leases	61,515	63,861	57,661	(2,346)	(4)	3,854	7
Retail loans	61,946	61,051	61,244	895	1	702	1
Total loans and leases	123,461	124,912	118,905	(1,451)	(1)	4,556	4
Loans held for sale, at fair value	3,185	3,295	2,209	(110)	(3)	976	44
Other loans held for sale	110	1,061	517	(951)	(90)	(407)	(79)
Total loans and leases and loans held for sale	126,756	129,268	121,631	(2,512)	(2)	5,125	4

Total average interest-earning assets	$163,533	$160,176	$148,911	$3,357	2%	$14,622	10%

Fourth quarter 2020 vs. third quarter 2020

Period-end interest-earning assets of $165.9 billion increased $3.4 billion, largely reflecting a $4.1 billion increase in the investment portfolio given higher interest-bearing cash balances, and a $588 million increase in retail loans, partially offset by a $1.6 billion decrease in commercial loans.

•	Commercial loans declined 3%, driven by line of credit repayments and overall payoffs outpacing originations.

Citizens Financial Group, Inc.

•

Retail loan growth of 1% was driven by education, auto, and other retail, namely point-of-sale finance, partially offset by run-off of personal unsecured in other retail, and lower residential mortgage and home equity.

•	The average effective duration of the securities portfolio was 3.0 years compared with 2.75 years at September 30, 2020.

Average interest-earning assets of $163.5 billion increased $3.4 billion, or 2%, reflecting $5.9 billion growth in the investment portfolio and a $895 million increase in retail loans, partially offset by a $2.3 billion decrease in commercial loans driven by line of credit repayments and a $1.1 billion decrease in loans held for sale.

•	The increase in retail loans reflects growth in education, residential mortgage and point-of-sale finance, partially offset by lower home equity and the run-off of personal unsecured in other retail.

Fourth quarter 2020 vs. fourth quarter 2019

Period-end interest-earning assets of $165.9 billion increased $16.3 billion, or 11%, driven by a $11.7 billion increase in the investment portfolio and a $4.7 billion, or 4%, increase in loans and loans held for sale.

•	The investment portfolio increased $11.7 billion given higher interest-bearing cash balances, reflecting strong deposit flows.

•	The increase in commercial loans of $3.3 billion, or 6%, reflects the $4.1 billion of PPP loans to business customers partially offset by line of credit repayments and payoffs outpacing originations.

•	Retail loans increased $747 million reflecting growth in education and residential mortgage, partially offset by lower home equity and other retail, namely personal unsecured and credit card.

•	The average effective duration of the securities portfolio of 3.0 years decreased from 3.7 years at December 31, 2019, as lower long-term rates drove an increase in securities prepayment speeds.

Average interest-earning assets of $163.5 billion increased $14.6 billion, or 10%, reflecting a $5.1 billion, or 4%, increase in loans and loans held for sale and a $9.5 billion, or 35%, increase in the investment portfolio given higher interest-bearing cash balances. Loan growth includes a $3.9 billion increase in commercial and $702 million increase in retail.

•	Commercial loan growth reflects $4.5 billion of PPP loans, partially offset by line of credit repayments and payoffs outpacing originations.

•

Retail loan growth was driven by education and residential mortgage, partially offset by the impact of loan sales, lower home equity and other retail, as the reduction in card and run-off of personal unsecured more than offset the growth in point-of-sale finance.

Citizens Financial Group, Inc.

Deposits				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20		4Q19
				$	%	$	%
Period-end deposits
Demand deposits	$43,831	$41,249	$29,233	$2,582	6%	$14,598	50%
Checking with interest	27,204	27,141	24,840	63	—	2,364	10
Savings	18,044	17,237	13,779	807	5	4,265	31
Money market accounts	48,569	46,400	38,725	2,169	5	9,844	25
Term deposits	9,516	10,894	18,736	(1,378)	(13)	(9,220)	(49)

Total period-end deposits	$147,164	$142,921	$125,313	$4,243	3%	$21,851	17%

Average deposits
Demand deposits	$42,411	$40,608	$29,928	$1,803	4%	$12,483	42%
Checking with interest	26,432	26,638	23,545	(206)	(1)	2,887	12
Savings	17,566	16,902	13,582	664	4	3,984	29
Money market accounts	48,667	45,187	38,809	3,480	8	9,858	25
Term deposits	10,191	12,032	19,788	(1,841)	(15)	(9,597)	(48)

Total average deposits	$145,267	$141,367	$125,652	$3,900	3%	$19,615	16%

Fourth quarter 2020 vs. third quarter 2020

Total period-end deposits of $147.2 billion increased $4.2 billion, or 3%, as growth in demand, money market accounts and savings and checking with interest were partially offset by lower term deposits.

•	Citizens Access® deposits were $5.9 billion at December 31, 2020, down from $6.2 billion at September 30, 2020, due to the run-off of term deposits.

Average deposits of $145.3 billion increased $3.9 billion, or 3%, driven by money market, demand deposits and savings, partially offset by a decrease in term deposits.

Fourth quarter 2020 vs. fourth quarter 2019

Total period-end deposits of $147.2 billion at December 31, 2020 increased $21.9 billion, or 17%, from December 31, 2019, reflecting growth in demand deposits, money market accounts, savings and checking with interest, partially offset by a decrease in term deposits.

Average deposits of $145.3 billion increased $19.6 billion, or 16%, as a result of government stimulus benefiting consumers and small businesses and clients building liquidity given COVID-19 disruption. An increase in demand deposits, savings and checking with interest and money market accounts was partially offset by a decrease in term deposits.

Borrowed Funds				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20		4Q19
				$	%	$	%
Period-end borrowed funds
Short-term borrowed funds	$243	$252	$274	$(9)	(4)%	$(31)	(11)%
Long-term borrowed funds
FHLB advances	19	19	5,008	—	—	(4,989)	(100)
Senior debt	6,740	7,504	7,382	(764)	(10)	(642)	(9)
Subordinated debt and other debt	1,587	1,586	1,657	1	—	(70)	(4)

Total borrowed funds	$8,589	$9,361	$14,321	$(772)	(8)%	$(5,732)	(40)%

Average borrowed funds
Short-term borrowed funds	$232	$240	$504	$(8)	(3)%	$(272)	(54)%
Long-term borrowed funds
FHLB advances	19	6	3,259	13	217	(3,240)	(99)
Senior debt	6,845	7,515	7,914	(670)	(9)	(1,069)	(14)
Subordinated debt and other debt	1,586	1,675	1,657	(89)	(5)	(71)	(4)

Total average borrowed funds	$8,682	$9,436	$13,334	$(754)	(8)%	$(4,652)	(35)%

Citizens Financial Group, Inc.

Fourth quarter 2020 vs. third quarter 2020

•	Total borrowed funds were down 8% as strong deposit levels allowed for a reduction in senior debt.

Fourth quarter 2020 vs. fourth quarter 2019

•	Borrowed funds declined as strong deposit flows allowed for significantly lower levels of borrowed funds, with FHLB advances near zero and a reduction in senior and subordinated debt.

Capital				4Q20 change from
($s and shares in millions except per share data)	4Q20	3Q20	4Q19	3Q20		4Q19
Period-end capital				$	%	$	%
Stockholders’ equity	$22,673	$22,469	$22,201	$204	1%	$472	2%
Stockholders’ common equity	20,708	20,504	20,631	204	1	77	—
Tangible common equity	13,979	13,771	13,893	208	2	86	1
Tangible book value per common share	$32.72	$32.24	$32.08	$0.48	1	$0.64	2
Common shares - at end of period	427.2	427.1	433.1	0.1	—	(5.9)	(1)
Common shares - average (diluted)	428.9	428.0	436.5	0.9	—%	(7.6)	(2)%
Common equity tier 1 capital ratio(1)	10.0%	9.8%	10.0%
Total capital ratio(1)	13.4	13.3	13.0
Tier 1 leverage ratio(1)	9.4%	9.5%	10.0%

1) Current reporting-period regulatory capital ratios are preliminary.

Fourth quarter 2020

•	At December 31, 2020, our Basel III capital ratios continued to strengthen, with a CET1 capital ratio of 10.0% compared with 9.8% at September 30, 2020 and 10.0% at December 31, 2019.

•	Total capital ratio of 13.4% compared with 13.3% at September 30, 2020 and 13.0% as of December 31, 2019.

•	Tangible book value per common share of $32.72 increased 1.0% compared with third quarter 2020 and increased 2.0% from fourth quarter 2019.

•

Citizens paid $168 million in dividends to common shareholders in fourth quarter 2020. This compares with $168 million in dividends to common shareholders in third quarter 2020 and total capital of $558 million returned to shareholders in fourth quarter 2019, including share repurchases and common dividends. In 2020, the company returned $892 million to common shareholders, including share repurchases and common dividends, compared with $1.84 billion in 2019.

Credit quality review				4Q20 change from
($s in millions)	4Q20	3Q20	4Q19	3Q20			4Q19
				$/bps		%	$/bps		%
Nonaccrual loans and leases	$1,019	$1,277	$703	$(258)		(20)%	$316		45%
90+ days past due and accruing	62	28	25	34		121	37		148
Net charge-offs	190	219	122	(29)		(13)	68		56
Provision for credit losses	124	428	110	(304)		(71)	14		13
Allowance for credit losses	$2,670	$2,736	$1,296	$(66)		(2)%	1,374		106%
Nonaccrual loans and leases to loans and leases	0.83%	1.03%	0.59%	(20	) bps		24	bps
Net charge-offs as a % of total loans and leases	0.61	0.70	0.41	(9)			20
Allowance for credit losses to loans and leases	2.17	2.21	1.09	(4)			108
Allowance for credit losses to nonaccrual loans and leases	262.0%	214.2%	184.3%	NM			NM

Citizens Financial Group, Inc.

Fourth quarter 2020 vs. third quarter 2020

•

Nonaccrual loans of $1.0 billion decreased $258 million, or 20%, reflecting a $302 million decrease in commercial given charge-offs, returns to accrual and repayments and a $44 million increase in retail as loans exit forbearance.

•	The nonaccrual loans to loans ratio of 0.83% improved from 1.03% at September 30, 2020.

•	Net charge-offs were 61 basis points of average loans and leases, down from 70 basis points.

•

Net charge-offs of $190 million decreased $29 million driven by commercial, as a reduction in charge-offs in the C&I and leasing portfolios was partly offset by an increase in commercial real estate as a result of COVID-19 impacts.

•	Provision for credit losses of $124 million was primarily associated with reserves for new loan originations. Third quarter 2020 provision for credit losses was $428 million.

•	Allowance for credit losses ratio of 2.17%, or 2.24% before the impact of PPP loans, compares with 2.21% as of September 30, 2020, or 2.29% before the impact of PPP loans.

•	The allowance for credit losses to nonaccrual loans and leases ratio of 262% compares with 214% as of September 30, 2020.

Fourth quarter 2020 vs. fourth quarter 2019

•	Nonaccrual loans increased $316 million, or 45%, driven by a $213 million increase in commercial and a $103 million increase in retail, largely reflecting COVID-19 impacts.

•	The nonaccrual loans to loans ratio of 0.83% increased from 0.59% at December 31, 2019.

•

Net charge-offs of $190 million increased $68 million reflecting an increase in commercial, driven by commercial real estate as a result of COVID-19 impacts, partially offset by reduction in retail given the impact of forbearance.

•	Net charge-offs were 61 basis points of average loans and leases and 41 basis points in fourth quarter 2019.

•	Provision for credit losses of $124 million on a CECL basis compares with $110 million in fourth quarter 2019. Net charge-offs increased 56% to $190 million, or 61 basis points of average loans.

•

Allowance for credit losses of $2.7 billion compares with a pre-CECL adoption allowance of $1.3 billion at December 31, 2019. Allowance for credit losses ratio of 2.17% as of December 31, 2020, or 2.24% before the impact of PPP loans, compares with 1.09% as of December 31, 2019.

•	The allowance for credit losses to nonaccrual loans and leases ratio of 262% compares with 184% as of December 31, 2019.

Citizens Financial Group, Inc.

Notable items:

Third and fourth quarter 2020 and fourth quarter 2019 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. These results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company (“FAMC”) acquisition. These notable items have been excluded from reported results to better reflect Underlying operating results.

Cumulative after-tax integration costs related to the FAMC acquisition totaled $34 million through the end of fourth quarter 2020.

Notable items - integration costs	4Q20		3Q20		4Q19		Cumulative after-tax integration costs
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	FAMC	Other	Total
Noninterest income	$—	$—	$—	$—	$—	$—	$(3)	$—	$(3)
Salaries & benefits	$—	$—	$—	$—	$—	$—	$(10)	$—	$(10)
Equipment and software expense	—	—	(1)	(1)	(1)	(1)	(3)	—	(3)
Outside services	(2)	(2)	(1)	(1)	(1)	(1)	(15)	(6)	(21)
Occupancy	—	—	—	—	—	—	(1)	—	(1)
Other expense	—	—	—	—	—	—	(2)	—	(2)

Noninterest expense	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(31)	(6)	$(37)

Total Integration Costs	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(34)	$(6)	$(40)

Other notable items - primarily tax and TOP	4Q20		3Q20		4Q19
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$—	$7	$—	$—	$—	$24
Other notable items- TOP & other actions
Noninterest income
Salaries & benefits	(18)	(14)	(13)	(9)	(6)	(5)
Equipment and software expense	(1)	—	—	—	(2)	(1)
Outside services	(15)	(11)	(15)	(12)	(19)	(14)
Occupancy	(6)	(4)	(1)	(1)	(8)	(6)
Other expense	—	—	—	—	—	—

Noninterest expense	$(40)	$(29)	$(29)	$(22)	$(35)	$(26)

Total Other Notable Items	$(40)	$(22)	$(29)	$(22)	$(35)	$(2)

Total Notable Items	$(42)	$(24)	$(31)	$(24)	$(37)	$(4)

EPS Impact		$(0.05)		$(0.05)		$(0.02)

Citizens Financial Group, Inc.

Notable items - integration costs	FY 2020		FY 2019
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$—	$—	$—	$—
Salaries & benefits	$—	$—	$(4)	$(3)
Equipment and software expense	(2)	(2)	(1)	(1)
Outside services	(8)	(6)	(13)	(10)
Occupancy	—	—	—	—
Other expense	—	—	—	—

Noninterest expense	$(10)	$(8)	$(18)	$(14)

Total Integration Costs	$(10)	$(8)	$(18)	$(14)

Other notable items - primarily tax and TOP	FY 2020		FY 2019
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$—	$11	$—	$34
Other notable items- TOP & other actions
Noninterest income	$—	$—	$—	$—
Salaries & benefits	(45)	(34)	(10)	(8)
Equipment and software expense	(1)	—	(2)	(1)
Outside services	(55)	(42)	(30)	(22)
Occupancy	(14)	(10)	(8)	(6)
Other expense	—	—	—	—

Noninterest expense	$(115)	$(86)	$(50)	$(37)

Total Other Notable Items	$(115)	$(75)	$(50)	$(3)

Total Notable Items	$(125)	$(83)	$(68)	$(17)

EPS Impact		$(0.19)		$(0.03)

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.

Media: Peter Lucht - 781.655.2289

Investors: Kristin Silberberg - 203.900.6854

Conference Call

CFG management will host a live conference call today with details as follows:

Time: 8:00 am ET

Dial-in: (877) 336-4437, conference ID 3135691

Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.

Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on January 20 through February 20, 2021. Please dial (866) 207-1041 and enter access code 2698893. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $183.3 billion in assets as of December 31, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we    calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q20 Change						2020 Change
		4Q20	3Q20	4Q19	3Q20		4Q19		2020	2019	2019
					$	%	$	%			$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,707	$1,791	$1,637	($84)	(5%)	$70	4%	$6,905	$6,491	$414	6%
Less: Notable items		—	—	—	—	—	—	—	—	—	—	—

Total revenue, Underlying (non-GAAP)	B	$1,707	$1,791	$1,637	($84)	(5%)	$70	4%	$6,905	$6,491	$414	6%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,012	$988	$986	$24	2%	$26	3%	$3,991	$3,847	$144	4%
Less: Notable items		42	31	37	11	35	5	14	125	68	57	84

Noninterest expense, Underlying (non-GAAP)	D	$970	$957	$949	$13	1%	$21	2%	$3,866	$3,779	$87	2%

Pre-provision profit:
Total revenue (GAAP)	A	$1,707	$1,791	$1,637	($84)	(5%)	$70	4%	$6,905	$6,491	$414	6%
Less: Noninterest expense (GAAP)	C	1,012	988	986	24	2	26	3	3,991	3,847	144	4

Pre-provision profit (GAAP)		$695	$803	$651	($108)	(13%)	$44	7%	$2,914	$2,644	$270	10%

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,707	$1,791	$1,637	($84)	(5%)	$70	4%	$6,905	$6,491	$414	6%
Less: Noninterest expense, Underlying (non-GAAP)	D	970	957	949	13	1	21	2	3,866	3,779	87	2

Pre-provision profit, Underlying (non-GAAP)		$737	$834	$688	($97)	(12%)	$49	7%	$3,039	$2,712	$327	12%

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$571	$375	$541	$196	52%	$30	6%	$1,298	$2,251	($953)	(42%)
Less: Expense before income tax benefit related to notable items		(42)	(31)	(37)	(11)	(35)	(5)	(14)	(125)	(68)	(57)	(84)

Income before income tax expense, Underlying (non-GAAP)	F	$613	$406	$578	$207	51%	$35	6%	$1,423	$2,319	($896)	(39%)

Income tax expense, Underlying:
Income tax expense (GAAP)	G	$115	$61	$91	$54	89%	$24	26%	$241	$460	($219)	(48%)
Less: Income tax benefit related to notable items		(18)	(7)	(33)	(11)	(157)	15	45	(42)	(51)	9	18

Income tax expense, Underlying (non-GAAP)	H	$133	$68	$124	$65	96%	$9	7%	$283	$511	($228)	(45%)

Net income, Underlying:
Net income (GAAP)	I	$456	$314	$450	$142	45%	$6	1%	$1,057	$1,791	($734)	(41%)
Add: Notable items, net of income tax benefit		24	24	4	—	—	20	NM	83	17	66	NM

Net income, Underlying (non-GAAP)	J	$480	$338	$454	$142	42%	$26	6%	$1,140	$1,808	($668)	(37%)

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$424	$289	$427	$135	47%	($3)	(1%)	$950	$1,718	($768)	(45%)
Add: Notable items, net of income tax benefit		24	24	4	—	—	20	NM	83	17	66	NM

Net income available to common stockholders, Underlying (non-GAAP)	L	$448	$313	$431	$135	43%	$17	4%	$1,033	$1,735	($702)	(40%)

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data

		QUARTERLY TRENDS									FULL YEAR
					4Q20 Change								2020 Change
		4Q20	3Q20	4Q19	3Q20			4Q19			2020	2019	2019
					$/bps		%	$/bps		%			$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,707	$1,791	$1,637	($84)		(4.65%)	$70		4.35%	$6,905	$6,491	$414		6.38%
Less: Noninterest expense (GAAP)	C	1,012	988	986	24		2.43	26		2.61	3,991	3,847	144		3.73

Operating leverage							(7.08%)			1.74%					2.65%

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,707	$1,791	$1,637	($84)		(4.65%)	$70		4.35%	$6,905	$6,491	$414		6.39%
Less: Noninterest expense, Underlying (non-GAAP)	D	970	957	949	13		1.39	21		2.21	3,866	3,779	87		2.30

Operating leverage, Underlying (non-GAAP)							(6.04%)			2.14%					4.09%

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	59.28%	55.18%	60.28%	410	bps		(100)	bps		57.80%	59.28%	(148)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	56.83	53.44	58.02	339	bps		(119)	bps		55.99	58.23	(224)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	20.16%	16.10%	16.76%	406	bps		340	bps		18.54%	20.43%	(189)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.70	16.79	21.52	491	bps		18	bps		19.92	22.03	(211)	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$20,547	$20,534	$20,400	$13		—%	$147		1%	$20,438	$20,325	$113		1%
Return on average common equity	K/M	8.20%	5.60%	8.30%	260	bps		(10)	bps		4.65%	8.45%	(380)	bps
Return on average common equity, Underlying (non-GAAP)	L/M	8.66	6.05	8.36	261	bps		30	bps		5.05	8.53	(348)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$20,547	$20,534	$20,400	$13		—%	$147		1%	$20,438	$20,325	$113		1%
Less: Average goodwill (GAAP)		7,050	7,050	7,044	—		—	6		—	7,049	7,036	13		—
Less: Average other intangibles (GAAP)		60	62	69	(2)		(3)	(9)		(13)	64	71	(7)		(10)
Add: Average deferred tax liabilities related to goodwill (GAAP)		377	375	373	2		1	4		1	376	371	5		1

Average tangible common equity	N	$13,814	$13,797	$13,660	$17		—%	$154		1%	$13,701	$13,589	$112		1%

Return on average tangible common equity	K/N	12.20%	8.33%	12.39%	387	bps		(19)	bps		6.93%	12.64%	(571)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	12.89	9.00	12.49	389	bps		40	bps		7.53	12.76	(523)	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$181,061	$177,675	$164,646	$3,386		2%	$16,415		10%	$176,442	$162,176	$14,266		9%
Return on average total assets	I/O	1.00%	0.70%	1.08%	30	bps		(8)	bps		0.60%	1.10%	(50)	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.05	0.76	1.09	29	bps		(4)	bps		0.65	1.11	(46)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$181,061	$177,675	$164,646	$3,386		2%	$16,415		10%	$176,442	$162,176	$14,266		9%
Less: Average goodwill (GAAP)		7,050	7,050	7,044	—		—	6		—	7,049	7,036	13		—
Less: Average other intangibles (GAAP)		60	62	69	(2)		(3)	(9)		(13)	64	71	(7)		(10)
Add: Average deferred tax liabilities related to goodwill (GAAP)		377	375	373	2		1	4		1	376	371	5		1

Average tangible assets	Q	$174,328	$170,938	$157,906	$3,390		2%	$16,422		10%	$169,705	$155,440	$14,265		9%

Return on average total tangible assets	I/Q	1.04%	0.73%	1.13%	31	bps		(9)	bps		0.62%	1.15%	(53)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.10	0.79	1.14	31	bps		(4)	bps		0.67	1.16	(49)	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q20 Change						2020 Change
		4Q20	3Q20	4Q19	3Q20		4Q19		2020	2019	2019
					$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	427,209,831	427,073,084	433,121,083	136,747	—%	(5,911,252)	(1%)	427,209,831	433,121,083	(5,911,252)	(1%)
Common stockholders’ equity (GAAP)		$20,708	$20,504	$20,631	$204	1	$77	—	$20,708	$20,631	$77	—
Less: Goodwill (GAAP)		7,050	7,050	7,044	—	—	6	—	7,050	7,044	6	—
Less: Other intangible assets (GAAP)		58	60	68	(2)	(3)	(10)	(15)	58	68	(10)	(15)
Add: Deferred tax liabilities related to goodwill (GAAP)		379	377	374	2	1	5	1	379	374	5	1

Tangible common equity	S	$13,979	$13,771	$13,893	$208	2%	$86	1%	$13,979	$13,893	$86	1%

Tangible book value per common share	S/R	$32.72	$32.24	$32.08	$0.48	1%	$0.64	2%	$32.72	$32.08	$0.64	2%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	427,074,822	426,846,096	434,684,606	228,726	—%	(7,609,784)	(2%)	427,062,537	449,731,453	(22,668,916)	(5%)
Average common shares outstanding - diluted (GAAP)	U	428,881,252	427,992,349	436,500,829	888,903	—	(7,619,577)	(2)	428,157,780	451,213,701	(23,055,921)	(5)
Net income per average common share - basic (GAAP)	K/T	$0.99	$0.68	$0.98	$0.31	46	$0.01	1	$2.22	$3.82	($1.60)	(42)
Net income per average common share - diluted (GAAP)	K/U	0.99	0.68	0.98	0.31	46	0.01	1	2.22	3.81	(1.59)	(42)
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.05	0.73	0.99	0.32	44	0.06	6	2.42	3.86	(1.44)	(37)
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.04	0.73	0.99	0.31	42	0.05	5	2.41	3.84	(1.43)	(37)

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				4Q20 Change
	4Q20	3Q20	4Q19	3Q20		4Q19
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$537	$524	$502	$13	2%	$35	7%
Less: Notable items	18	13	6	5	38	12	200

Salaries and employee benefits, Underlying (non-GAAP)	$519	$511	$496	$8	2%	$23	5%

Equipment and software expense, Underlying:
Equipment and software expense (GAAP)	$141	$149	$133	($8)	(5%)	$8	6%
Less: Notable items	1	1	3	—	—	(2)	(67)

Equipment and software expense, Underlying (non-GAAP)	$140	$148	$130	($8)	(5%)	$10	8%

Outside services, Underlying:
Outside services (GAAP)	$148	$139	$142	$9	6%	$6	4%
Less: Notable items	17	16	20	1	6	(3)	(15)

Outside services, Underlying (non-GAAP)	$131	$123	$122	$8	7%	$9	7%

Occupancy, Underlying:
Occupancy (GAAP)	$84	$81	$88	$3	4%	($4)	(5%)
Less: Notable items	6	1	8	5	NM	(2)	(25)

Occupancy, Underlying (non-GAAP)	$78	$80	$80	($2)	(3%)	($2)	(3%)

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations - Excluding the impact of PPP loans

(in millions, except share, per-share and ratio data

		QUARTERLY TRENDS
					4Q20 Change
		4Q20	3Q20	4Q19	3Q20			4Q19
					$/bps		%	$/bps		%
Total loans, excluding the impact of PPP loans:
Total loans (GAAP)	A	$123,090	$124,071	$119,088	($981)		(1%)	$4,002		3%
Less: PPP loans		4,106	4,653	—	(547)		(12)	4,106		100

Total loans, excluding the impact of PPP loans (non-GAAP)	B	$118,984	$119,418	$119,088	($434)		—%	($104)		—%

Total deposits (GAAP)	C	$147,164	$142,921	$125,313	$4,243		3%	$21,851		17%
Allowance for credit losses (GAAP)	D	$2,670	$2,736	$1,296	($66)		(2%)	$1,374		106%
Average loans, excluding the impact of PPP loans:
Average loans (GAAP)	E	$123,461	$124,912	$118,905	($1,451)		(1%)	$4,556		4%
Less: PPP loans		4,540	4,709	—	(169)		(4)	4,540		100

Average loans, excluding the impact of PPP loans (non-GAAP)	F	$118,921	$120,203	$118,905	($1,282)		(1%)	$16		—%

Average deposits (GAAP)	G	$145,267	$141,367	$125,652	$3,900		3%	$19,615		16%
Ratios:
Allowance for credit losses to total loans (GAAP)	D / A	2.17%	2.21%	1.09%	(4	) bps		108	bps
Allowance for credit losses to total loans, excluding the impact of PPP loans (non-GAAP)	D / B	2.24%	2.29%	1.09%	(5	) bps		115	bps
Loans-to-deposits ratio (period-end balances) (GAAP)	A / C	83.64%	86.81%	95.03%	(317	) bps		(1,139	) bps
Loans-to-deposits ratio (period-end balances), excluding the impact of PPP loans (non-GAAP)	B / C	80.85%	83.56%	95.03%	(271	) bps		(1,418	) bps
Loans-to-deposits ratio (average balances) (GAAP)	E / G	84.99%	88.36%	94.63%	(337	) bps		(964	) bps
Loans-to-deposits ratio (average balances), excluding the impact of PPP loans (non-GAAP)	F / G	81.86%	85.03%	94.63%	(317	) bps		(1,277	) bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations - Excluding the impact of elevated cash

(in millions, except share, per-share and ratio data

		QUARTERLY TRENDS
					4Q20 Change
		4Q20	3Q20	4Q19	3Q20			4Q19
					$/bps		%	$/bps		%
Net interest income, FTE excluding the impact of elevated cash:
Net interest income, FTE (GAAP)	A	$1,132	$1,140	$1,147	($8)		(1%)	($15)		(1%)
Less: Net interest income associated with elevated cash		—	—	—	—		—	—		—

Net Interest Income, FTE excluding the impact of elevated cash (non-GAAP)	B	$1,132	$1,140	$1,147	($8)		(1%)	($15)		(1%)
Average interest earning assets, excluding the impact of elevated cash:
Total Interest-Earning Assets (GAAP)	C	$163,533	$160,176	$148,911	$3,357		2%	$14,622		10%
Less: Elevated Cash		9,462	4,358	158	5,104		117	9,304		NM

Total Interest-Earning Assets excluding the impact of elevated cash (non-GAAP)	D	$154,071	$155,818	$148,753	($1,747)		(1%)	$5,318		4%

Day count	E	92	92	92
Day count (year)	F	366	366	365
Ratios:
Net interest margin, FTE (GAAP)	A / C /E * F	2.75%	2.83%	3.06%	(8	) bps		(31	) bps
Net interest margin, FTE, excluding the impact of elevated cash (non-GAAP)	B / D / E * F	2.92%	2.91%	3.06%	1	bps		(14	) bps

Citizens Financial Group, Inc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and associated lockdowns and their effect on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•	Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of

Citizens Financial Group, Inc.

our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

CFG-IR